                                                                    EXHIBIT 10.3

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

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In re
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                                                        )    Case Nos.  00-215 (MFW)
Mariner Health Group, Inc., et al.,                     )    through   00-301 (MFW)
                                                        )
                                                        )    Chapter 11
                                                        )
          Debtors and Debtors in Possession             )    Jointly Administered
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 FINAL ORDER (i) AUTHORIZING POSTPETITION FINANCING PURSUANT TO 11 U.S.C. (S)
364,  (ii) GRANTING SENIOR LIENS AND SUPERPRIORITY ADMINISTRATIVE EXPENSE CLAIM
STATUS PURSUANT TO 11 U.S.C. (S)(S) 105, 364, 503(b) and 507, (iii) AUTHORIZING
USE OF CASH COLLATERAL PURSUANT TO 11 U.S.C. (S) 363, and (iv) GRANTING ADEQUATE
              PROTECTION PURSUANT TO 11 U.S.C. (S)(S) 363 AND 364

          Upon the motion of the above-captioned debtors and debtors-in-possession, Mariner Health Group, Inc., et al. (jointly and severally, the "Debtors")/1/ dated January 18, 2000 (the "Motion") for entry of an order, pursuant to (S)(S) 105, 363, 364(c) and (d), 503(b) and 507 of the United States Bankruptcy Code, 11 U.S.C. (S) 101 et seq. (the "Bankruptcy Code")/2/, and Rules 2002, 4001(b), (c) and (d) and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"):

          (i) authorizing the Debtors to obtain postpetition financing in the form of loans and other financial accommodations, including the issuance of letters of credit, pursuant to that certain Debtor-in-Possession Credit Agreement substantially in the form annexed to the Motion (the "DIP Credit Agreement") by and among Mariner Health Group, Inc., a Delaware corporation ("MHG"), as debtor and debtor-in-possession, and each of MHG's subsidiaries listed
-----------------------
/1/   The Debtors are listed on Schedule A attached hereto.
/2/ All section and rule references are to the Bankruptcy Code and Bankruptcy Rules, respectively, unless otherwise indicated.
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on Exhibit A hereto; the Lenders listed on the signature pages thereto (each individually referred to herein as a "DIP Lender" and collectively as "DIP Lenders"); First Union National Bank ("First Union"), as Syndication Agent; PNC Capital Markets, Inc. and First Union Securities, Inc., as Co-Arrangers; and PNC Bank, National Association ("PNC"), as Collateral Agent and Administrative Agent, and as an issuing bank for Letters of Credit thereunder, (First Union and PNC collectively, the "DIP Agents"), and in an aggregate principal amount not to exceed $50 million, in two tranches of $40 million and $10 million, respectively (the "DIP Financing");

          (ii) authorizing the Debtors to grant, as of the Petition Date (as defined below), to the DIP Agents, for the benefit of the DIP Lenders, pursuant to the DIP Credit Agreement and the security agreement, mortgages and other security documents in the form annexed to the DIP Credit Agreement (the "DIP Security Documents"; the DIP Credit Agreement, the DIP Security Documents, and all other agreements, instruments and documents executed and delivered in connection therewith, collectively, the "DIP Financing Documents")/3/: (A) pursuant to (S) 364(c)(2), first priority, valid, perfected and non-voidable Security Interests in and Liens upon (as those capitalized terms are defined in the DIP Security Documents) all unencumbered assets of the estates of each of the Debtors, including (without limitation) all such real, personal or mixed property of each of the Debtors at any time existing or arising, wherever located, all such cash contained in any account to the extent owned by or maintained for the benefit of any of the Debtors, all such capital stock held by any of the Debtors, the proceeds of all such causes of action existing as of the Petition Date, all such real property the title to which is held by any of the Debtors, or the right to possession of which is held by any of the Debtors pursuant to a leasehold interest, and all proceeds and products thereof (but excluding causes of action of the Debtors' estates under (S)(S) 544, 545, 547, 548 and 550), (B)
----------------------------
/3/   Capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the DIP Financing Documents.

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pursuant to (S) 364(d), first priority, valid, perfected and non-voidable
Security Interests in and Liens upon all assets of each of the Debtors which, as of the Petition Date, were subject to the senior liens of the Prepetition Agents for the benefit of the Prepetition Secured Parties (as each term is defined in the Motion), and (C) pursuant to (S) 364(c)(3), valid, perfected and non-voidable Security Interests in and Liens upon all other assets of the Debtors subject and subordinate only to the valid, duly perfected and non-voidable Liens in existence as of the Petition Date (the "Petition Date Liens"), the Permitted Adequate Protection Liens (as defined in the DIP Credit Agreement) and senior Liens arising as permitted under Section 7.02 of the DIP Credit Agreement (the "Post-Petition Prior Liens", and with the Petition Date Liens and the Permitted Adequate Protection Liens, the "Prior Liens") (the collateral described in clauses (A), (B) and (C) of this subparagraph (ii), which also shall include all accounts receivable as of the Petition Date and thereafter arising including all amounts at any time owing by a Governmental Authority, being collectively referred to as the "DIP Collateral"), all of the DIP Collateral to secure the loans, advances and all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Credit Agreement and the other DIP Financing Documents, and subject only to the Carve-Out (as defined below);

          (iii) pursuant to (S) 364(c)(1), granting superpriority administrative claim status for such Obligations, subject only to the Carve-Out;

          (iv) pursuant to (S) 363(c), authorizing the Debtors to use Cash Collateral (as defined in the Motion) of the Prepetition Agents and the Prepetition Secured Parties;

          (v) pursuant to (S)(S) 361, 363(e) and 364(d), providing adequate protection to the Prepetition Agents and the Prepetition Secured Parties with respect to any diminution in the value of Prepetition Agents' or the Prepetition Secured Parties' interests in the collateral granted under the Prepetition Credit Agreement (as defined in the Motion) (the "Prepetition

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Collateral") resulting from (A) the priming Liens and Security Interests to be granted herein pursuant to (S) 364(d) to the DIP Agents for the benefit of the DIP Lenders to secure the Obligations, (B) the Debtors' use of Cash Collateral,
(C) the use, sale or lease of the Prepetition Collateral (other than Cash Collateral) and (D) the imposition of the automatic stay pursuant to (S) 362(a); and

          (vi) scheduling a final hearing (the "Final Hearing") to consider entry of this order (the "Final Order") authorizing the above-matters in full; and such Motion also requesting that this Court hold an immediate emergency hearing (the "Emergency Hearing") on the Motion to consider entry of an interim order (the "Interim Order") pursuant to Rule 4001(b) and (c) authorizing the Debtors to use Cash Collateral of the Prepetition Agents and the Prepetition Secured Parties and borrow from the DIP Lenders an amount not to exceed $15 million under the DIP Credit Agreement for a period of no more than twenty-five days until the Final Hearing, upon the terms and conditions set forth in the DIP Credit Agreement and the other DIP Financing Documents, pending the Final Hearing; and it further appearing, based upon the record presented to this Court, that:

          a. The ability of the Debtors to continue in business so that they can attempt to confirm a plan of reorganization under the Bankruptcy Code depends entirely upon obtaining the relief requested in the Motion and the Debtors will suffer immediate and irreparable injury if such relief is not granted; and

          b. Notice of the Motion and Final Hearing has been given to (i) the United States Trustee, (ii) the twenty largest unsecured creditors of the Debtors, (iii) the Prepetition Agents for the Prepetition Secured Parties, (iv) the United States Department of Justice, (v) the Secretary of Health and Human Services and all fiscal intermediaries; (vi) all state Medicaid

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agencies with which the Debtors deal; (vii) all landlords of the Debtors; (viii)
holders of Petition Date Liens; (ix) the DIP Lenders and DIP Agents; (x) the official committee of unsecured creditors appointed in these Chapter 11 Cases (the "Committee") and (xi) any party who filed a request for notices in the Chapter 11 Cases pursuant to Bankruptcy Rule 2002 prior to the date set forth in the Interim Order for service of notice of the Final Hearing; and

          c. Notice of the Final Hearing was published one time, at least one week prior to the date of the Final Hearing, in the following newspapers: The Wall Street Journal (national edition), USA Today or The New York Times (national edition), The Boston Globe, The Houston Chronicle or The Dallas Morning News, The Miami Herald, The Tennessean and The Washington Post (Maryland regional edition).

          NOW, THEREFORE, upon the entire record of the Final Hearing held before this Court with respect to the Motion on February 16, 2000, and upon the presentations of counsel made at the Final Hearing, and upon the record of the Emergency Hearing held before this Court with respect to the Motion on January 18, 2000, and this Court having found good and sufficient cause therefor, it is hereby FOUND that:

          A. On January 18, 2000 (the "Petition Date"), the Debtors filed voluntary chapter 11 petitions under the Bankruptcy Code. Each chapter 11 petition filed by a Debtor commencing its Chapter 11 Case and the DIP Financing Documents were duly authorized by all requisite actions of the board of directors, shareholders, general and limited partners, or managing members, as applicable, of such Debtor, in accordance with applicable law and the Organizational Documents of such Debtor. No trustee or examiner has been appointed as of the date of this Order. Pursuant to (S)(S) 1107(a) and 1108, the Debtors are authorized to operate their business as debtors-in-possession.

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          B. This Court has jurisdiction over these Chapter 11 Cases and the
Motion pursuant to 28 U.S.C. (S)(S) 157 and 1334. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. (S) 157(b)(2).

          C. The Debtors do not have sufficient funds to meet expenses necessary for the operation of their business and have requested that they be authorized to use Cash Collateral and that the DIP Agents and the DIP Lenders extend loans and other financial accommodations to the Debtors pursuant to the terms and conditions set forth in the DIP Financing Documents.

          D. The Debtors are unable to obtain the financing necessary for the operation of their business either (i) on an unsecured basis under (S) 503(b)(1), (ii) pursuant to (S)(S) 364(a) or 364(b), (iii) solely on a junior secured basis under (S) 364(c)(3), or (iv) on any other terms or conditions more favorable to the Debtors than the terms and conditions set forth in the DIP Financing Documents.

          E. In an effort to identify the parties with a potential interest in the pre-petition accounts receivables or inventory of the Debtors, counsel for the DIP Lenders conducted a search against each of the Debtors to identify all such parties. Counsel to the DIP Lenders conducted extensive searches of state UCC filings and conducted extensive on-line searches of state UCC filings using Lexis and/or Westlaw in all jurisdictions where a Debtor maintains property or a chief executive office is located. The Debtors' corporate counsel is satisfied that the search was conducted in all appropriate jurisdictions and in all appropriate offices in those jurisdictions. Because there are approximately 86 entities that are Debtors in these cases, and because the Debtors also use numerous trade names and operate numerous health care facilities located throughout the country, it is impractical to rely on searches alone. Therefore, this is a proper case for the use of alternative notice procedures. In particular, publication of notice as set

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forth in this Order is required in order to ensure that all prospective parties have adequate notice of the Final Hearing.

          F. The DIP Lenders have agreed to provide the DIP Financing on the terms and conditions set forth in the DIP Financing Documents provided that the Court enters an order satisfactory to the DIP Agents and the DIP Lenders approving the DIP Financing Documents and granting such claims and priorities to or for the benefit of the DIP Agents and the DIP Lenders as are set forth herein, in the DIP Credit Agreement and in the other DIP Financing Documents with respect to all Obligations.

          G. The Debtors will benefit from the loans and other financial accommodations to be provided by the DIP Agents and the DIP Lenders under the DIP Financing Documents. The loans and other financial accommodations provided under the DIP Financing Documents are necessary to fund the business of the Debtors and will contribute to payment of the actual and necessary costs and expenses of preserving their estates.

          H. The Debtors have agreed both that they are indebted to the Prepetition Agents and the Prepetition Secured Parties under the Prepetition Credit Agreement (as defined in the Motion) and shall not raise any defense, counterclaim or offset of any kind with respect to such indebtedness (the "Prepetition Obligations"), and have further agreed that as of the Petition Date, the Debtors were liable to the Prepetition Agents and the Prepetition Secured Parties in the aggregate unpaid principal amount plus letter of credit exposure outstanding of approximately $434.4 million, plus accrued interest, fees and other charges thereunder.

          I. The Debtors have further agreed that they will not challenge (a) the validity, perfection, enforceability and non-voidability of the Liens and Security Interests granted by the Debtors to Prepetition Agents, for the benefit of the Prepetition Secured Parties, in the Prepetition Collateral pursuant to the Prepetition Credit Agreement and (b) that all or

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substantially all of the Debtors' cash on hand and proceeds of Prepetition
Collateral received after the Petition Date constitute the Cash Collateral of the Prepetition Agents and Prepetition Secured Parties.

          J. The Prepetition Agents and Prepetition Secured Parties are entitled, pursuant to (S)(S) 361, 363(e) and 364(c) and (d), to adequate protection of their interests in the Prepetition Collateral in order to protect the Prepetition Agents and the Prepetition Secured Parties from any diminution in the value of the Prepetition Collateral resulting from (i) the Debtors' use of Cash Collateral, (ii) the priming Liens and Security Interests granted to the DIP Agents for the benefit of the DIP Lenders pursuant to this Order, the DIP Credit Agreement and the other DIP Financing Documents, (iii) the Debtors' use, sale or lease of the Prepetition Collateral other than Cash Collateral, and (iv) the imposition of the automatic stay.

          K. The Debtors do not have sufficient available sources of working capital from the Prepetition Secured Parties' Cash Collateral or other financing to carry on the operation of their business as without the DIP Financing. The ability of the Debtors to provide patient care, maintain business relationships with their vendors and suppliers, purchase new inventory, pay necessary employees and otherwise finance their operations is essential to the Debtors' continued viability. In addition, the Debtors' critical need for financing is immediate. In the absence of access to Cash Collateral and the DIP Financing, the continued operation of the Debtors' business would not be possible, a precipitate liquidation would ensue, and immediate and irreparable harm to the Debtors' patients, the Debtors' unsecured creditors, and the Debtors' estates would occur.

          L. The ability of the Debtors to continue in business so they can attempt to reorganize under the Bankruptcy Code depends on obtaining the relief sought in the Motion.

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

          M. Based on the record presented to this Court by the Debtors at the Emergency and Final Hearings, the terms of the DIP Financing are fair and reasonable, reflect the Debtors' exercise of prudent business judgment consistent with their fiduciary duties, and, when the initial Loans were funded, were supported by reasonably equivalent value and fair consideration.

          N. Based on the record before the Court, the financing arrangements contemplated by the DIP Credit Agreement and the other DIP Financing Documents are the product of an arm's length negotiation and are entered into by the DIP Agents and the DIP Lenders in good faith, as the term "good faith" is used in
(S) 364(e).

          O. The Final Hearing was held pursuant to Rule 4001(b)(2) and (c)(2), and notice of the Motion has been given pursuant to (S)(S) 102(l), 363(c) and 364(c) and (d), and Rules 2002 and 4001(b) and (c), to the parties set forth above.

          Based upon the foregoing findings and conclusions, and upon the record made before this Court, and good and sufficient cause appearing therefor,

          IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

          1. The Motion is granted and the Debtors are hereby authorized and directed to execute and deliver the DIP Financing Documents, subject to the terms and conditions hereinafter set forth.

          2. Debtors are authorized to: (a) obtain loans and request the issuance of letters of credit pursuant to the terms of the DIP Financing Documents; and (b) use Cash Collateral in the operation of the Debtors' business, in each case in a manner consistent with this Order, the DIP Credit Agreement (including, without limitation, the prohibitions set forth in section
5.06 thereof), the other DIP Financing Documents and the Cash Budget.

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

          3. The Debtors are hereby authorized and directed to (a) execute and deliver the DIP Financing Documents and all other documents necessary or desirable to implement the DIP Financing (through one or more officers designated by them) including, without limitation, waivers and (after notice to counsel for the Committee) modifications and amendments to the DIP Financing Documents with respect thereto which are not material in the judgment of the Debtors and the DIP Lenders, (b) grant the Security Interests and Liens contemplated hereby and thereby, (c) effect all transactions and take any actions provided for in or contemplated by the DIP Financing Documents or in good faith deemed necessary to effectuate the terms and conditions of the DIP Financing Documents and this Order, including, without limitation, the payment of any and all fees, costs, charges, commissions and expenses, including reasonable counsel fees, payable under the DIP Financing Documents or this Order, and (d) comply with all provisions of the DIP Financing Documents, including, without limitation, the payment and satisfaction in full of all Obligations when due in accordance with the terms of the DIP Financing Documents.

          4. The Obligations shall be entitled to the following protections, Security Interests, Liens and priorities in favor of the DIP Agents and the DIP Lenders, to secure full and complete compliance with, and timely payment of, all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Credit Agreement and the other DIP Financing Documents, subject only to the Carve-Out (as defined below):

          (a) pursuant to (S) 364(c)(2), first priority, valid, perfected and non-voidable Security Interests in and Liens upon all unencumbered assets of the estates of each of the Debtors as of the Petition Date, including (without limitation) all such real, personal or mixed property of each of the Debtors at any time existing or arising, wherever located, all such cash contained in any account to the extent owned by or maintained for the benefit of the Debtors, all such capital

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stock held by any of the Debtors, the proceeds of all such causes of action existing as of the Petition Date, all such real property the title to which is held by any of the Debtors, or the right to possession of which is held by any of the Debtors pursuant to a leasehold interest, and all proceeds and products thereof (but excluding causes of action of the Debtors' estates under (S)(S) 544, 545, 547, 548 and 550);

          (b) pursuant to (S) 364(d), valid, perfected and non-voidable Security Interests in and Liens, as of the Petition Date, upon all Prepetition Collateral (including all accounts receivable as of the Petition Date and all amounts at any time owing by a Governmental Authority) to the extent that such Prepetition Collateral was subject to senior liens, as of the Petition Date, in favor of the Prepetition Agents and the Prepetition Secured Parties, having priority over and senior to the Security Interests and Liens of the Prepetition Agents and the Prepetition Secured Parties; and

          (c) pursuant to (S) 364(c)(3), valid, perfected and non-voidable Security Interests in and Liens, as of the Petition Date, upon all other assets (including all Prepetition Collateral and all accounts receivable as of the Petition Date and thereafter arising including all amounts at any time owing by a Governmental Authority to the extent not covered by (b) above) of each of the Debtors, subject and subordinate only to the Prior Liens (but senior to any Liens in favor of the Prepetition Agents and the Prepetition Secured Parties).

          (d) In addition, in order to further assure full and complete compliance with, and timely payment of, all Obligations at any time owing or to be performed by the Debtors pursuant to the DIP Credit Agreement or the other DIP Financing Documents, the DIP Agents and the DIP Lenders are hereby granted (subject to the Carve-Out), pursuant to (S) 364(c)(1), superpriority administrative claim status for such Obligations. All Obligations owing to the DIP Agents and the DIP Lenders under the DIP Credit Agreement and the other DIP Financing

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Documents (including, but not limited to, the obligation to pay principal, interest, professional fees, costs, charges, commissions and expenses) shall be paid as provided in the DIP Credit Agreement and the other DIP Financing Documents when due, without defense, offset, reduction or counterclaim, and shall constitute allowed claims to the full extent thereof against the Debtors arising under (S) 364(c)(1), with priority for such claims over any and all administrative expenses (other than the Carve-Out) of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, (S)(S) 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b) and
(to the maximum extent permitted by law) 726 provided that, the superpriority
                                             --------
administrative claim status of the Obligations, Liens and Security Interests securing the same shall be subject only to: (i) unpaid professional fees and expenses incurred (x) prior to the date of the delivery of a notice from the Administrative Agent or Required Lenders to the Debtors of the occurrence of an Event of Default and specifying that the limitation on professional fees and expenses referred to in the following clause (ii) is in effect (such notice being the "Carve-Out Notice") or (y) after the earlier of (1) such time as no Event of Default shall be continuing and (2) such time as such Carve-Out Notice shall be rescinded by the Administrative Agent at the direction of Required Lenders in their sole discretion, to the extent such fees and expenses described in this clause (i) are allowed by the Court in the Chapter 11 Cases (including on an interim basis and subject to final allowance), (ii) from and after the date of the delivery of a Carve-Out Notice, professional fees and expenses allowed by the Court in the Chapter 11 Cases in an aggregate amount (determined without regard to fees and expenses incurred prior to the date of the delivery of such Carve-Out Notice and which are at any time allowed by the Court either on an interim basis (subject to final allowance) or final basis) not to exceed $2,000,000 (for any period commencing at the time a Carve-Out Notice shall have been so delivered and ending at the earlier of (1) such subsequent time as no Event of Default shall be

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continuing and (2) such time as such Carve-Out Notice shall be rescinded by the
Administrative Agent at the direction of Required Lenders in their sole discretion), and (iii) fees payable to the Clerk of the Court and to the United States Trustee pursuant to 28 U.S.C. (S)1930(a)(6) ((i) through (iii) collectively, being referred to herein as the "Carve-Out"); provided, however,
                                                            --------
that in no event shall there be paid from proceeds of the DIP Financing, obligations of the issuer in respect of Letters of Credit, Cash Collateral or any portion of the Carve-Out any fees and expenses incurred in investigating, objecting to, challenging in any matter, or raising any defenses to (1) the validity, perfection, priority or enforceability of the Obligations owing to the DIP Lenders or DIP Agents, or the Security Interests and Liens in favor of the DIP Lenders or DIP Agents securing such Obligations, or to assert any claims or causes of action against the DIP Lenders or DIP Agents in their capacity as lenders or agents under the DIP Financing, or (2) the Security Interests, Liens or Prepetition Obligations of the Prepetition Agents or the Prepetition Secured Parties, although, subject to the Carve-Out, the professionals for the Committee may be paid (to the extent allowed by the Court) fees and expenses incurred in analyzing such Liens or claims described in (2) above in an amount not to exceed $25,000. Subject to the Carve-Out, such claims of the DIP Agents and DIP Lenders shall at all times be senior, in this and any subsequent case under the Bankruptcy Code, to the rights of the Debtors, any trustee or examiner and any unsecured claims of any creditor or other entity. No cost or expense of administration or any claims in this case, including to the maximum extent permitted by law those resulting from or incurred after any conversion of this case pursuant to (S) 1112, shall (except to the extent of the Carve-Out) rank prior to, or on parity with, the claims of the DIP Agents and DIP Lenders arising hereunder, under the DIP Credit Agreement or under the other DIP Financing Documents.

                                       13
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          5. Other than the Liens and Security Interests granted pursuant to or referred to in this Order, and under the terms of the DIP Credit Agreement and the other DIP Financing Documents, no Liens or Security Interests shall attach to any property of the Debtors' estates in this or any subsequent case under the Bankruptcy Code unless either (a) the Liens or Security Interests are Permitted Adequate Protection Liens or are otherwise permitted under Section 7.02 of the DIP Credit Agreement, (b) the DIP Agents and DIP Lenders give their express written consent, or (c) if the DIP Financing has been terminated and all Obligations have been paid in full and the Commitments terminated, provided,
                                                                   --------
that in the case of clause (c), notwithstanding such termination and payment, no
----
Liens or Security Interests shall be granted under (S) 364(d) on any property constituting Prepetition Collateral or that is subject to any Replacement Liens (as defined below).

          6. The Debtors shall not incur Debt not permitted by the DIP Credit Agreement or the other DIP Financing Documents unless (a) the DIP Agents and DIP Lenders consent in writing thereto, or (b) the proceeds thereof are used first to satisfy in full all Obligations owing to the DIP Agents or the DIP Lenders under the DIP Credit Agreement or the other DIP Financing Documents in accordance with the terms thereof and the Commitments are terminated.

          7. Except as set forth in the last sentence of this paragraph, no cost or expense, including, but not limited to, any cost or expense of administration of the Debtors' Chapter 11 Cases or any future proceeding that may develop out of such cases, including liquidation in chapter 7 or other case under the Bankruptcy Code, or cost or expense incurred in connection with the preservation, protection or enhancement of, or liquidation of the DIP Collateral or the Prepetition Collateral, but excluding the Carve-Out, shall be charged against the DIP Collateral pursuant to (S) 506(c) or otherwise without the prior written consent of the DIP

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Agents and DIP Lenders or the Prepetition Agents and Prepetition Secured
Parties, and no such consent shall be implied from any action, inaction or acquiescence by the DIP Agents, DIP Lenders, Prepetition Agents or Prepetition Secured Parties. Publication notice given as set forth in this Order is sufficient to bind third parties not otherwise served with the Motion or this Order to the provisions of this paragraph 7. Notwithstanding the foregoing provisions of this paragraph 7, each of MCI WorldCom, Inc. and its affiliates and Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc. and their affiliates reserves its right, if any, to assert a claim pursuant to (S)506(c) against the DIP Collateral and the Prepetition Collateral, and the Debtors, the DIP Lenders, the DIP Agents, the Prepetition Agents and the Prepetition Secured Parties reserve their rights and defenses with respect to any such claim.

          8. In addition to the protections afforded the Prepetition Agents and the Prepetition Secured Parties elsewhere in this Order and in the DIP Credit Agreement, the Prepetition Agents and Prepetition Secured Parties are granted further adequate protection of their interests in the Prepetition Collateral as hereinafter set forth. As further adequate protection to the Prepetition Agents and Prepetition Secured Parties for any diminution in the value of their respective interests in the Prepetition Collateral resulting from (a) the Debtors' granting of priming Liens on and Security Interests in the Prepetition Collateral, pursuant to (S) 364(d), in favor of the DIP Agents and DIP Lenders,
(b) the Debtors' use of Cash Collateral pursuant to (S) 363(c), (c) the use, sale or lease of the Prepetition Collateral (other than Cash Collateral) pursuant to (S) 363, and (d) the imposition of the automatic stay pursuant to
(S) 362(a):

          (i) the Prepetition Agents and the Prepetition Secured Parties are granted (effective as of the Petition Date and without the necessity of the execution by the Debtors of mortgages, security agreements, pledge agreements, financing statements or otherwise), valid, perfected and non-voidable replacement Security Interests in and Liens upon (the "Replacement

Liens") all property of each of the Debtors including, without limitation, all real, personal and mixed property of the Debtors (including leasehold interests and capital stock) at any time existing or arising, wherever located, and all proceeds and products thereof (but excluding causes of action of the Debtors' estates under (S)(S) 544, 545, 547, 548 and 550 and any assets (if any) specifically excluded from the Security Interests and Liens granted to the DIP Agents and the DIP Lenders pursuant to the terms of the DIP Security Documents), subject only to (x) the Carve-Out, (y) the Liens and Security Interests granted pursuant to this Order and the DIP Financing Documents to the DIP Agents and DIP Lenders to secure the Obligations, and (z) the Prior Liens; and

          (ii) Prepetition Agents and Prepetition Secured Parties are granted superpriority claims with priority over any and all administrative expenses of the kind specified or ordered pursuant to any provision of the Bankruptcy Code, including, but not limited to, (S)(S) 105, 326, 328, 330, 331, 503(b), 506(c),
507(a), 507(b) and (to the maximum extent permitted by law) 726, subject only to
(x) the superpriority claims granted to DIP Agents and DIP Lenders in respect of the Obligations pursuant to the Interim Order and (y) the Carve-Out.

          9. Subject to the terms and conditions of the DIP Financing Documents, the DIP Financing and the Debtors' use of Cash Collateral shall terminate on the Commitment Termination Date provided, that in the event the Obligations shall
                            --------  ----
have been satisfied in full in accordance with the DIP Financing Documents, such termination shall be without prejudice to the Debtors' right to seek to use Cash Collateral pursuant to (S) 363 (c) (2), and the Prepetition Agents' and Prepetition Secured Parties' right to oppose such use or seek further adequate protection in addition to that provided herein.

          10. The Security Interests and Liens in the DIP Collateral granted to the DIP Agents for the benefit of the DIP Lenders pursuant to the DIP Financing Documents and approved herein are valid, enforceable and fully perfected by entry of this Order, and neither the DIP Agents nor the DIP Lenders shall be required to file or record financing statements, mortgages, leasehold mortgages, deeds of trust or other documents in any jurisdiction or take any other action (including obtaining possession) in order to validate, perfect or otherwise enforce the Security Interests and Liens in such DIP Collateral. If the DIP Agents shall, in their or its sole discretion, choose to file financing statements or file or record any other documents or otherwise confirm perfection of such Security Interests and Liens in the DIP Collateral, the DIP Agents are authorized to effect such filings and recordations, and the automatic stay of (S) 362 is hereby modified to allow such actions, and all such financing statements or similar documents shall be deemed to have been filed or recorded on the date of entry of this Order. The Debtors are hereby authorized and directed to execute and deliver to the DIP Agents, any and all such documents as the DIP Agents may in good faith request in order to confirm the perfection of the Liens and Security Interests in the DIP Collateral. The DIP Agents are hereby authorized to file this Order as evidence of their Security Interests and Liens in lieu of a financing statement or other filing or recording, and the appropriate state and local official may accept the same for filing or recording.

          11. The DIP Agents and DIP Lenders, having been found to be acting in good faith, shall be entitled to the full protection of (S) 364(e) and the claims, Liens, Security Interests and priorities created or authorized in this Order, the DIP Credit Agreement and the other DIP Financing Documents are so created and authorized pursuant to (S)(S) 364(c) and (d) and are entitled to the benefits and protections of (S) 364(e).

          12. The DIP Agents and DIP Lenders are entitled to all of the rights, benefits, privileges and remedies set forth or provided herein or in the DIP Financing Documents, including, but not limited to, without further application to or order of this Court, all of the rights, benefits, privileges and remedies available to the DIP Agents or DIP Lenders upon the occurrence and during the continuance of a Default or an Event of Default (as defined in the DIP Credit Agreement including, without limitation, any reversal, stay or modification of this Order without the consent of the DIP Agents or Required Lenders, the appointment or election of an interim or permanent trustee in this case or the conversion or dismissal of this case) as follows:

          (i) The automatic stay of (S) 362 (to the extent applicable) is vacated solely to permit the exercise, enjoyment and enforcement of any of such rights, benefits, privileges and remedies including, but not limited to (a) the termination by the DIP Agents and the DIP Lenders of all Commitments under the DIP Credit Agreement, (b) the declaration of all Obligations to be immediately due and payable in full, (c) termination of the Debtors' rights hereunder to use Cash Collateral, and (d) the exercise of remedies against the DIP Collateral, including, without limitation, charging a default rate of interest as set forth in the DIP Financing Documents or foreclosing on such DIP Collateral under applicable state or federal law, provided that the DIP Agents or the DIP Lenders
                                 --------
shall give the Debtors, any official committee appointed pursuant to (S) 1102, and the United States Trustee five (5) business days' prior written notice (an "Enforcement Notice") of any exercise of remedies against the DIP Collateral (other than acceleration of the Loans or other Obligations, termination of the Commitments, but including the exercise of any rights of set-off under the DIP Credit Agreement or under any other DIP Financing Document), and shall file a copy of the Enforcement Notice with the Court.

          (ii) Furthermore, five (5) business days after the giving of the Enforcement Notice (a) the Debtors are precluded from using funds maintained in any bank, whether a DIP Lender or a third party bank, and all banks are authorized and directed to withhold payment on items presented for payment from any account of one or more of the Debtors, (b) all banks in which any lock-boxes, deposit accounts, concentration accounts, disbursement accounts or other accounts of the Debtors are maintained are authorized and directed to comply with any request of the DIP Agents to turnover all funds of the Debtors to the DIP Agents without offset or deduction (other than ordinary course of business deductions for returned items and/or postpetition bank account fees), and (c) without limiting any of the DIP Agents' rights or remedies to collect directly from any account debtor or obligor (including the United States), all proceeds of the DIP Collateral received by the Debtors or any successors or assigns (including any trustee appointed or elected in these Chapter 11 Cases or any superseding Chapter 7 cases) shall be held in trust for, and immediately turned over to, the DIP Agents for the benefit of the DIP Lenders and the Prepetition Secured Parties.

          (iii) If any of the Debtors or any other person or entity (including any official committee) challenges the occurrence of a Default or an Event of Default, any such objector's remedy shall be, and hereby is, limited to requesting a hearing before this Court on five (5) business days' written notice to the DIP Lenders and the DIP Agents. Pending any such hearing, unless the Court orders otherwise, the DIP Lenders and the DIP Agents shall not take the actions that are the subject of Enforcement Notices described in the proviso to clause (i) above and in clause (ii) above. In any such hearing, the sole issue before the Court shall be whether a Default or an Event of Default has occurred and (if subject to cure) has not been cured. No other issue or argument shall be relevant to any opposition to enforcement of the DIP Lenders' rights, under Bankruptcy Code Sections 105, 362 or otherwise.

          13. This Order shall be deemed the order of a court of competent jurisdiction for purposes of 42 U.S.C. (S) 1395g (c) (1). In view of the filing of these Chapter 11 Cases and the "HHS Stipulation" dated as of the Petition Date and approved by the Court, 42

C.F.R. (S) 424.90(b) on its face does not apply. Nothing contained herein shall limit any claims or defenses of the Debtors, DIP Agents or DIP Lenders under applicable law as provided under the HHS Stipulation.

          14. Except as otherwise provided in this Order, pursuant to Section 552(a) of the Bankruptcy Code, all property acquired by the Debtors after the Petition Date, including, without limitation, all DIP Collateral pledged to the DIP Lenders pursuant to the DIP Credit Agreement, and this Order, is not and shall not be subject to any Lien of any entity resulting from any security agreement entered into by the Debtors prior to the Petition Date, except to the extent that (i) such property constitutes proceeds of property of the Debtors existing on or before the Petition Date or (ii) such entity is granted a Permitted Adequate Protection Lien.

          15. The provisions of this Order, including the priority and validity of all claims and Liens in favor of the DIP Lenders, and any actions taken pursuant hereto or in reliance hereon, shall survive entry of any other order which may be entered in this case, including any order (a) confirming any plan of reorganization, (b) converting these cases from cases under chapter 11 to cases under chapter 7, (c) appointing a trustee or examiner (including an examiner with expanded powers), or (d) dismissing this case, and the terms and provisions of this Order, as well as (to the maximum extend permitted by law) the priorities in payment granted pursuant to this Order, the DIP Credit Agreement and the other DIP Financing Documents shall continue in full force and effect notwithstanding the entry of such other order, until all of the Obligations owing to the DIP Lenders are irrevocably paid in full in accordance with the terms of the DIP Credit Agreement and the other DIP Financing Documents and all of the Commitments thereunder have been terminated.

          16. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed by subsequent order of this Court (including in connection with the

Final Hearing) or any other court, such reversal, stay, modification or vacatur shall not affect the validity and enforceability of any Obligation, debt or claim incurred or any Security Interest or Lien or the priority that is or was incurred or granted pursuant to the DIP Credit Agreement, the other DIP Financing Documents or this Order, and notwithstanding any stay, reversal, modification or vacatur of this Order, any Obligations owing to the DIP Agents or DIP Lenders arising prior to the effective date of such stay, reversal, modification or vacatur shall be governed in all respects by the original provisions of this Order and the DIP Financing Documents, as the case may be, and the DIP Agents and DIP Lenders shall be entitled to all of their respective rights, privileges and benefits hereunder and under the DIP Financing Documents including, without limitation, the priorities, rights and remedies granted herein and therein to or for their benefit with respect to all Obligations owing to the DIP Agents and the DIP Lenders. Without adversely affecting or limiting the foregoing provisions of this paragraph 16, the Committee shall have the right to move by February 25, 2000 to modify this Order solely to the extent that this Order authorizes the Debtors to execute the DIP Credit Agreement with the inclusion in the DIP Credit Agreement in the definition of "Commitment Termination Date" of the language in (iii)(y) of such definition (and such other provisions of the DIP Credit Agreement ancillary to the foregoing), in which event such motion shall be heard by this Court no later than March 8, 2000 at 11:30 a.m. If such motion is granted: (a) it shall be deemed an Event of Default under (S) 8.01 (j) of the DIP Credit Agreement; and (b) the Required Lenders and the Administrative Agent may exercise their rights and remedies as granted under the DIP Credit Agreement and this Order, provided that such Event of Default may not be challenged pursuant to paragraph 12(iii) of this Order or otherwise. Nothing contained herein shall be deemed to modify any provision of the DIP Credit Agreement or the other DIP Financing Documents. This Order shall be deemed a Final Order as defined in the DIP Credit Agreement as to all persons and entities and for all purposes, except with respect to the Committee's right to make a motion on the basis set forth in this paragraph. If the Committee makes such a motion and it is denied or the Committee fails to make such a motion timely, this Order shall be a Final Order as to the Committee as well.

          17. The findings contained in paragraphs H. and I shall be binding upon all parties in interest, including but not limited to, the Debtors (and the Debtors waive any right to challenge such findings) and any official committee appointed in the Chapter 11 Cases unless (a) any such committee has properly filed an adversary proceeding or contested matter challenging the validity, enforceability, non-voidability, perfection or priority of the Prepetition Obligations, or the Prepetition Agents' or Prepetition Secured Parties' Liens on and Security Interests in the Prepetition Collateral, no later than the date that is ninety (90) days after the date of appointment of the Committee, and (b) a Final Order has been entered in favor of such committee in any such timely and properly filed adversary proceeding or contested matter. If no such adversary proceeding or contested matter is properly commenced as of such date, (i) the Prepetition Obligations (less any non-voidable payments made thereon after the Petition Date) shall constitute allowed claims for all purposes in the Chapter 11 Cases and any subsequent chapter 7 cases, and the Prepetition Agents' and Prepetition Secured Parties' Liens on and Security Interests in the Prepetition Collateral shall be deemed legal, valid, binding, and properly perfected, and not subject to subordination or avoidance, and (ii) the Prepetition Obligations and the Prepetition Agents' and Prepetition Secured Parties' Liens on and Security Interests in the Prepetition Collateral shall not be subject to any other or further challenge by any party in interest seeking to exercise the rights of any Debtor's estate including, without limitation, any successor thereto.

          18. The provisions of Annex A are approved and the Debtors are authorized and directed to comply therewith.

          19. HHS's authority to collect prepetition overpayments from the Debtors shall be governed by this Order and the Stipulation dated January 18, 2000, between HHS and the Debtors, the terms of which are hereby incorporated by reference. Subject to the HHS Stipulation, any federal governmental unit, including the departments and agencies thereof, and any fiscal intermediaries thereof, shall have no right to recoup provider reimbursement overpayments that were made to any Debtor from any amounts due to such Debtor (or any other Debtor) other than to recoup such overpayments that arise under the same provider agreement or comparable applicable statutes, regulations, or arrangements, and in the same provider cost-year as the amounts due to such Debtor arise. This paragraph does not affect offset rights permitted by order of the Court or by written postpetition agreement of the parties.

          20. As long as any portion of the Obligations remains unpaid, or any DIP Financing Document remains in effect, the Debtors shall not assume without the written consent of the Required Lenders, and no Order shall be entered authorizing the assumption of, any provider agreements between the Debtors and any governmental unit.

          21. This Final Order shall supersede the Interim Order and shall be deemed effective as of the date of the Interim Order. 22. This Court retains and reserves jurisdiction to enforce all provisions of this Final Order.

          22. This court retains and reserves jurisdiction to enforce all provisions of this Final Order.


Dated:  February __, 2000
        Wilmington, Delaware


                                         ______________________________
                                         Mary F. Walrath
                                         United States Bankruptcy Judge

                                    DEBTORS
                                    -------

Mariner Health Group, Inc.
Aid &Assistance, Inc.
Allegis Health and Living Center at Heritage Harbour, L.L.C.
Beechwood Heritage Retirement Community, Inc.
Bride Brook Nursing & Rehabilitation Center, Inc.
Compass Pharmacy Services, Inc.
Compass Pharmacy Services of Maryland, Inc.
Compass Pharmacy Services of Texas, Inc.
Cypress Nursing Facility, Inc.
IHS Rehab Partnership, Ltd.
Long Ridge Nursing & Rehabilitation Center, Inc.
Longwood Rehabilitation Center, Inc.
Mariner Health at Bonifay, Inc.
Mariner Health Care, Inc.
Mariner Health Care of Atlantic Shores, Inc.
Mariner Health Care of Deland, Inc.
Mariner Health Care of Fort Wayne, Inc.
Mariner Health Care of Greater Laurel, Inc.
Mariner Health Care of Inverness, Inc.
Mariner Health Care of Lake Worth, Inc.
Mariner Health Care of MacClenny, Inc.
Mariner Health Care of MetroWest, Inc.
Mariner Health Care of Nashville, Inc.
Mariner Health Care of North Hills, Inc.
Mariner Health Care of Orange City, Inc.
Mariner Health Care of Palm City, Inc.
Mariner Health Care of Pinellas Point, Inc.
Mariner Health Care of Port Orange, Inc.
Mariner Health Care of Southern Connecticut, Inc.
Mariner Health Care of Toledo, Inc.
Mariner Health Care of Tuskawilla, Inc.
Mariner Health Care of West Hills, Inc.
Mariner Health of Florida, Inc.
Mariner Health of Jacksonville, Inc.
Mariner Health of Maryland, Inc.
Mariner Health of Orlando, Inc.
Mariner Health of Palmetto, Inc.
Mariner Health of Seminole County, Inc.
Mariner Health of Tampa, Inc.
Mariner Health Properties IV, Ltd.
Mariner Health Properties VI, Ltd.
Mariner Health Resources, Inc.
Mariner Physician Services, Inc.

Mariner Practice Corporation
Mariner - Regency Health Partners, Inc.
MarinerSelect Staffing Solutions, Inc.
Mariner Supply Services, Inc.
MedRehab, Inc.
MedRehab of Indiana, Inc.
MedRehab of Louisiana, Inc.
MedRehab of Missouri, Inc.
Merrimack Valley Nursing & Rehabilitation Center, Inc.
Methuen Nursing & Rehabilitation Center, Inc.
MHC Rehab. Corp.
MHC Transportation, Inc.
Mystic Nursing & Rehabilitation Center, Inc.
National Health Strategies, Inc.
Park Terrace Nursing & Rehabilitation Center, Inc.
Pendleton Nursing & Rehabilitation Center, Inc.
Pinnacle Care Corporation
Pinnacle Care Corporation of Huntington
Pinnacle Care Corporation of Nashville
Pinnacle Care Corporation of Seneca
Pinnacle Care Corporation of Sumter
Pinnacle Care Corporation of Williams Bay
Pinnacle Care Corporation of Wilmington
Pinnacle Care Management Corporation
Pinnacle Pharmaceutical Services, Inc.
Pinnacle Rehabilitation, Inc., a Tennessee Corporation
Pinnacle Rehabilitation of Missouri, Inc.
Prism Care Centers, Inc.
Prism Health Group, Inc.
Prism Home Care Company, Inc.
Prism Home Care, Inc.
Prism Home Health Services, Inc.
Prism Hospital Ventures, Inc.
Prism Rehab Systems, Inc.
Regency Health Care Center of Seminole County, Inc.
Sassaquin Nursing & Rehabilitation Center, Inc.
Seventeenth Street Associates Limited Partnership
Tampa Medical Associates, Inc.
The Ocean Pharmacy, Inc.
Tri-State Health Care, Inc.
Windward Health Care, Inc.


                                      A-2